EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

eGain Communication Corporation

Mountain View, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 27, 2007, with respect to the consolidated financial statements and schedule of eGain Communication Corporation as of June 30, 2007 and for the two years ended June 30, 2007 and 2006 appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008.

/s/ BDO Seidman, LLP

San Francisco, California

October 1, 2008